Exhibit 99.2

Cleantech Solutions International Announces Conference Call to Discuss Second Quarter 2012 Financial Results

WUXI, China, Aug. 10, 2012 /PRNewswire-Asia-FirstCall/ -- Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar, dyeing and finishing equipment and other clean technology industries, today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Wednesday, August 15, 2012 to discuss financial results for the second fiscal quarter ended June 30, 2012.

Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Vice President of Financial Reporting, will host the conference call. The Company will release its financial results for the quarter ended June 30, 2012 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 19727529.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on August 15, 2012 at 12:00 noon ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 19727529.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Company Contact:

Mr. Ryan Hua
Vice President of Operations
Cleantech Solutions International, Inc.
Email: ryanhua@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com